S. W. HATFIELD, CPA
certified public accountants

Member:    Texas Society of Certified Public Accountants
           Press Club of Dallas


                                 August 7, 2002



U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Gentlemen:

On August 7, 2002, this Firm received a draft copy of a Form 8-K/A to be filed by Doblique, Inc. (Company) (SEC File No. 333-83152. CIK # 1162093) reporting
Item 4 - Changes in Registrant's Certifying Public Accountant.

We have no disagreements with the statements made in the Form 8-K/A, Item 4 disclosures.

Yours truly,

/s/ S. W. Hatfield, CPA
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S. W. Hatfield, CPA